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                                                                    EXHIBIT 23.2

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 2001, with respect to the financial statements and schedule of Komag, Incorporated included in the Registration Statement (Form S-1) and related Prospectus of Komag, Incorporated for the registration of 14,104,633 shares of its common stock and $135,125,900 in senior secured notes due 2007.


/s/ ERNST & YOUNG LLP

San Jose, California
August 26, 2002